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                                  EXHIBIT E
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                                   AGREEMENT

                 This Agreement, dated as of April 6, 1995, is among E.I. du Pont de Nemours and Company, a Delaware corporation (the "Company"), and the individuals and entities listed on the signature pages hereto (each a "Family Representative" and collectively, the "Family Representatives").

                 WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, The Seagram Company Ltd., a Canadian corporation ("S"), and JES Developments, Inc., a Delaware corporation and a wholly-owned subsidiary of S ("Subsidiary"), are entering into an agreement (the "Redemption Agreement"), pursuant to which, among other things, Subsidiary is transferring to the Company an aggregate of 156,000,000 shares of the Common Stock, par value $0.60 per share, of the Company (the "Common Stock"); and

                 WHEREAS, in order to induce the Company to enter into the Redemption Agreement and acquire shares of Common Stock as provided therein, the Family Representatives are willing to agree to certain restrictions with respect to the Company, as set forth in this Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows.

                 Section 1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Redemption Agreement.

                 Section 2. Representation of Family Representatives. Each Family Representative represents and warrants as of the date hereof to the Company that, except for the Redeemed Shares, the Retained Shares and the Warrants, neither such Family Representative nor, to the knowledge of such Family Representative, any of his, her or its Affiliates (as hereinafter defined), Beneficially Owns or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities. The foregoing representation and warranty shall survive through
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the term of this Agreement.  As used in this Agreement, "Affiliate" means, with respect to any Family Representative, any corporation or entity controlled by such Family Representative, or by such Family Representative and one or more other Family Representatives.

                 Section 3. Standstill. During the Standstill Period, each Family Representative agrees that, except for the possible acquisition by the Family Representatives of not more than an aggregate of 300,000 shares of Common Stock, he, she or it shall not, and shall use his, her or its best efforts (to the extent consistent with his, her or its legal obligations) to cause his, her or its respective Affiliates not to, directly or indirectly, alone or in concert with others, take any action which S is prohibited from taking pursuant to Section 5.1 of the Redemption Agreement or the corresponding section of any Spinoff Agreement; provided that the acquisition of Voting Securities by any such Family Representative in connection with a distribution by S to its stockholders pursuant to Section 5.3(c) of the Redemption Agreement shall not be deemed a breach of this Section 3.

                 Section 4. Termination. This Agreement shall terminate upon the termination of the Redemption Agreement in accordance with its terms.

                 Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                 Section 6. Entire Agreement; Termination of Existing Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Without limiting the foregoing, upon the execution and delivery of this Agreement by the parties hereto, the Existing Family Representative Standstill Agreement shall terminate; provided that termination of the Existing Family Representative Standstill Agreement shall




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not relieve any party thereto from liability for breach of any provision thereof prior to such termination. As used in this Agreement, "Existing Family Representative Standstill Agreement" means the agreement, dated as of October 2, 1981, among the Company and the Family Representatives.

                 Section 7.  Assignment.   This Agreement shall be binding upon
and inure to the benefit of the parties hereto and their successors by operation of law, but may not otherwise be assigned by any party hereto without the prior written consent of the other parties hereto.

                 Section 8. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

                 Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                 Section 10. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.





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                 IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.


                          E.I. du Pont de Nemours and Company
                          By /s/ Edgar S. Woolard, Jr.
                             --------------------------------
                          Name: Edgar S. Woolard, Jr.
                          Title:Chairman of the Board and
                                Chief Executive Officer


                          /s/  Edgar M. Bronfman
                          -----------------------------------
                          Edgar M. Bronfman
                          (individually and as trustee under trusts for the benefit of the descendants of the late Samuel Bronfman)


                          /s/  Charles R. Bronfman
                          -----------------------------------
                          Charles R. Bronfman
                          (individually and as trustee under a trust for the benefit of the descendants of the late Samuel Bronfman)


                          /s/  Phyllis Lambert
                          -----------------------------------
                          Phyllis Lambert
                          (individually and as trustee under a trust for the benefit of the descendants of the late Samuel Bronfman)


                          /s/  Edgar Bronfman, Jr.
                          -----------------------------------
                          Edgar Bronfman, Jr.
                          (individually and as trustee under trusts for the benefit of the descendants of the late Samuel Bronfman)

                          /s/  Matthew Bronfman
                          -----------------------------------
                          Matthew Bronfman
                          (individually and as trustee under trusts for the benefit of the descendants of the late Samuel Bronfman)





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                          /s/  Stephen R. Bronfman
                          -----------------------------------
                          Stephen R. Bronfman
                          (individually and as trustee under trusts for the benefit of the descendants of the late Samuel Bronfman)


                          /s/  Ellen J. Bronfman
                          -----------------------------------
                          Ellen J. Bronfman
                          (individually and as trustee under a trust for the benefit of the descendants of the late Samuel Bronfman)


                          /s/  Stephen E. Banner
                          -----------------------------------
                          Stephen E. Banner
                          (as trustee under trusts for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Harold R. Handler
                          -----------------------------------
                          Harold R. Handler
                          (as trustee under trusts for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  John L. Weinberg
                          -----------------------------------
                          John L. Weinberg
                          (as trustee under trusts for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  E. Leo Kolber
                          -----------------------------------
                          E. Leo Kolber
                          (as trustee under trusts for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Samuel Minzberg
                          -----------------------------------
                          Samuel Minzberg
                          (as trustee under a trust for the benefit of
                          the descendants of the late Samuel Bronfman)





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                          /s/  Robert S. Vineberg
                          -----------------------------------
                          Robert S. Vineberg
                          (as trustee under trusts for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Gary J. Gartner
                          -----------------------------------
                          Gary J. Gartner
                          (as trustee under a trust for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Lawrence F. Gilberti
                          -----------------------------------
                          Lawrence F. Gilberti
                          (as trustee under a trust for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Steven H. Levin
                          -----------------------------------
                          Steven H. Levin
                          (as trustee under a trust for the benefit of
                          the descendants of the late Samuel Bronfman)


                          /s/  Arnold M. Ludwick
                          -----------------------------------
                          Arnold M. Ludwick
                          (as trustee under a trust for the benefit of
                          the descendants of the late Samuel Bronfman)





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